AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to Secured Promissory Note (the “Amendment”) is entered into this ___ day of February, 2009, between Organic To Go Food Corporation, a Delaware corporation (the “Company”), and W.Health L.P., a limited partnership organized under the laws of the Bahamas (the “Investor”).

Reference is hereby made to (i) that certain Secured Promissory Note in the amount of $3,000,000 dated December 2, 2008, issued to the Investor pursuant to that certain Note Purchase Agreement, dated as of November 18, 2008 (the “Note”), and (ii) the Note Purchase Agreement by and between the Company and the Investor dated as of February 11, 2009 (the “Purchase Agreement”).  Capitalized terms used herein but not defined shall have the meanings attributed thereto in the Purchase Agreement.

WHEREAS, as a condition to the Closing under the Purchase Agreement, the Company and the Investor shall have amended the Note, such that the maturity date (the “Maturity Date”) under the Note shall be extended to March 17, 2010.

NOW, THEREFORE, for the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Note

With effect upon the Closing of the Purchase Agreement, the Note is amended as follows:

In the opening paragraph of the Note, the Maturity Date shall be changed from “June 2, 2009” to “March 17, 2010.”

2. Miscellaneous

(a) Entire Agreement and Amendments.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Amendment nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and the Investor.  To the extent any term or other provision of any other agreement or instrument by which any party hereto is bound conflicts with this Amendment, this Amendment shall have precedence over such conflicting term or provision.

(b) Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.

(c) Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Note to be duly executed by their respective authorized signatories as of the date first indicated above.

ORGANIC TO GO FOOD CORPORATION

By:
Name: Jason Brown
Title: Chairman and Chief Executive Officer

W.HEALTH L.P.

By:
Dr. Gunnar Weikert
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

By:
Dr. Dr. Wolfgang Reichenberger
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

[Signature Page to Amendment to Secured Promissory Note dated 02 Dec 2008]